UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 7, 2014 (May 2, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Caesars Entertainment

Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 6, 2014, the registrants filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report, among other things, that Caesars Entertainment Operating Company, Inc. (“CEOC”) will launch cash tender offers for certain of its outstanding notes. This Amendment No. 1 amends and restates the section entitled “Repayment of 2015 Maturities” in Item 7.01 of the Report to correct a typographical error regarding the maturity date of the 10.00% Second-Priority Senior Secured Notes due 2015 (the “10.00% Notes”), which is 2015 and not 2018 as previously reported. The press release related to the cash tender offers incorporated by reference into the Report correctly stated the maturity date of the 10.00% Notes. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Report.

Item 7.01 Regulation FD Disclosure.

Repayment of 2015 Maturities

On May 6, 2014, Caesars Entertainment issued a press release announcing that CEOC will launch cash tender offers for any and all of its 5.625% Senior Notes due 2015 (the “5.625% Notes”) and any and all of its 10.00% Second-Priority Senior Secured Notes due 2015 (the “10.00% Notes”), subject to financing and other conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release also announced that in connection with the tender offers, on May 5, 2014, CEOC entered into note purchase agreements with a significant third-party holder and a subsidiary of Growth Partners (collectively, the “Selling Holders”) to purchase (the “Note Purchases”) from the Selling Holders approximately $746.4 million in aggregate principal amount (representing approximately 94.3%) of the 5.625% Notes for a purchase price of $1,048.75 per $1,000 principal amount, and approximately $108.7 million in aggregate principal amount (representing approximately 50.6%) of the 10.00% Notes for a purchase price of $1,022.50 per $1,000 principal amount. The closing of the Note Purchases is conditioned upon, among other things, CEOC receiving sufficient amount of net cash proceeds from the issuance of the Incremental Term Loans (as defined below) to refinance all of its existing indebtedness that matures in 2015. In addition, in respect of the purchase of notes held by a subsidiary of Growth Partners, Growth Partners has agreed to reinvest all of the proceeds received from such purchase in the Incremental Term Loans.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Text of press release related to cash tender offers, dated May 6, 2014 (incorporated by reference from Exhibit 99.1 to the registrants’ Current Report on Form 8-K filed May 6, 2014 (File Nos. 001-10410 and 001-10413)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: May 7, 2014	By:	/S/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: May 7, 2014	By:	/S/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release related to the cash tender offers, dated May 6, 2014 (incorporated by reference from Exhibit 99.1 to the registrants’ Current Report on Form 8-K filed May 6, 2014 (File Nos. 001-10410 and 001-10413)).